EXHIBIT 99.1

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

AUDITED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2005 AND 2004 AND FOR THE YEAR ENDED DECEMBER 31, 2005, SUPPLEMENTAL SCHEDULE H, LINE 4a, AND SUPPLEMENTAL SCHEDULE H, LINE 4i AS OF DECEMBER 31, 2005

INDEX

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
AUDITED FINANCIAL STATEMENTS:
Statements of Net Assets Available for Benefits	2
Statement of Changes in Net Assets Available for Benefits	3
Notes to Financial Statements	4
SUPPLEMENTAL SCHEDULES:
Schedule H—Line 4a—Schedule of Delinquent Participant Contributions	9
Schedule H—Line 4i—Schedule of Assets (Held at End of Year)	10

Report of Independent Registered Public Accounting Firm

To the Plan Administrator of
Univision Savings Tax Advantage Retirement Plan

We have audited the accompanying statements of net assets available for benefits of the Univision Savings Tax Advantage Retirement Plan as of December 31, 2005 and 2004, and the related statement of changes in net assets available for benefits for the year ended December 31, 2005. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2005 and 2004, and the changes in its net assets available for benefits for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of December 31, 2005 and delinquent participant contributions for the year ended December 31, 2005, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan’s management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

/s/ ERNST & YOUNG LLP

New York, New York
June 23, 2006

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31,
	2005	2004
ASSETS:
Investments, at fair value	$151,985,049	$130,890,646
Employer contribution receivable	103,836	208,333
NET ASSETS AVAILABLE FOR BENEFITS	$152,088,885	$131,098,979

See accompanying notes to financial statements.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2005

Investment income:
Net realized and unrealized appreciation in fair value of investments	$5,005,642
Interest and dividends	4,885,932
9,891,574
Contributions:
Participant	15,110,342
Employer	5,960,890
21,071,232
Benefits paid to participants	(9,972,900)
Net increase in net assets available for benefits	20,989,906
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	131,098,979
End of year	$152,088,885

See accompanying notes to financial statements.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

1.   DESCRIPTION OF THE PLAN

The following description of the Univision Savings Tax Advantage Retirement Plan (the “Plan”) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan’s provisions.

General

The Plan, which became effective January 1, 1989, is a cash or deferred arrangement type of plan within the meaning of Section 401(k) of the Internal Revenue Code, covering all eligible employees of Univision Communications Inc. (the “Company”) who have completed one year of service and are 21 years of age or over, excluding those employees covered by a collective bargaining agreement that, after good faith negotiations regarding retirement benefits, does not specifically provide for benefits under the Plan. The Plan is administered by the Company and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Contributions

The Plan allows participants to contribute up to a maximum of 60% of their annual compensation (as defined by the Plan). The 2005 Internal Revenue Service limit on individual contributions is $14,000 plus a $4,000 additional contribution for employees who are 50 years of age or over in 2005. Discretionary employer matching contributions of a percentage, if any, of each employee’s annual compensation, as defined, under the Plan may be made by the Company. In 2005 and 2004, the Company matched 100% of the first 3% of eligible employee compensation that was contributed to the Plan.

Participant Accounts

Each participant’s account is credited with the participant’s elective deferred contribution, the Company matching contribution (if it elects to make one) and an investment income or loss based on the participant’s share of each individual fund’s results. Contributions to the Plan may be allocated by the participants among thirty-one mutual funds through Fidelity Management Trust Company (“Fidelity”), the Plan’s custodian and trustee. Participants may also elect to allocate their contributions through Fidelity to the Univision Unitized Stock Fund. See attached Schedule H, Line 4i for a listing of the available funds.

Vesting

The balance in each participant’s account, including matching contributions, is fully vested at all times.

Participant Loans

Participant loans, which amount to $5,721,036 and $5,085,944 as of December 31, 2005 and 2004, respectively, are included in investments. Participant loans may not exceed the lesser of $50,000 (subject to limitations) or 50% of the participant’s account balance (less outstanding loan amounts) and are secured by the participant’s account balance. Participant loans are repaid over periods ranging from one to ten years. Loans with a duration of more than five years must be made for the purpose of the purchase of a primary residence. Interest is charged at a rate of interest determined by the Plan Administrator based on

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

1.   DESCRIPTION OF THE PLAN (Continued)

the prevailing interest rate. Earnings from these loans are credited directly to the individual participant’s account.

Payment of Benefits

Benefits are payable upon the earlier of retirement, death, permanent disability, or termination. Participants will be paid the amounts to which they are entitled in one lump sum payment, or if elected by the participant, in periodic payments.

Additionally, required minimum distributions are required to begin by April 1 of the calendar year after the later of the calendar year in which the employee reaches age 70 ½ or the calendar year in which the employee retires.

In addition, participants may make withdrawals from their accounts for reason of financial hardship, as defined in the Plan document.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Basis of Accounting

The accounting records of the Plan are maintained on the accrual basis.

Realized gains and losses on investment transactions are recorded on the trade date and are calculated based the difference between the fair value and average cost of the investment. Unrealized gains and losses represent the change between the fair value of the investments at the end of the year and the fair value of these investments at the beginning of the year in addition to the cost basis of contributions made during the year. Interest and dividends are recorded when earned. Participant and employer contributions are funded at the end of each payroll period. Benefits paid to participants are made when employees elect to withdraw their funds from the Plan.

Investments

Investments are carried at fair value, which is based on each fund’s net asset value, based on market quotes. Investment options may be changed by participants at any time during the year.

In general, investment securities are exposed to various risks, such as interest rate, credit and overall market volatility. Due to the level of risk associated with certain investment securities, it is likely that changes in the values of investment securities will occur in the near future.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Administrative Expenses

Substantially all of the Plan’s administrative expenses are paid by the Company.

3.   INVESTMENTS

The following investment funds represent 5 percent or more of the Plan’s net assets available for benefits:

	December 31,
	2005	2004
Fidelity Magellan Fund	$19,802,719	$18,789,968
Univision Unitized Stock Fund	$13,671,819	$11,843,745
Fidelity Blue Chip Fund	$13,139,438	$12,210,563
Fidelity Balanced Fund	$11,473,223	$9,845,076
Fidelity Equity Income Fund	$10,471,117	$9,419,495
Fidelity Retirement Money Market Portfolio	$8,994,475	$7,907,543
Fidelity Diversified International Fund	$8,038,824	$5,720,589

During 2005 and 2004, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

	2005	2004
Mutual funds	$4,815,118	$8,696,125
Univision Unitized Stock Fund	190,524	(3,840,951)
Net realized and unrealized appreciation in fair value of investments	$5,005,642	$4,855,174

4.   RELATED PARTY TRANSACTIONS

Certain Plan investments are shares of mutual funds managed by Fidelity. Fidelity is the custodian and trustee as defined by the Plan and is a party in interest.  Transactions between a Plan and a party in interest are generally prohibited; however, ERISA provides an exemption for this particular relationship.

Participants are allowed to purchase common stock of the Company by electing to allocate their contributions to the Univision Unitized Stock Fund.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

5.   PLAN TERMINATION

Although the Company has not expressed any intent to do so, it has the right under the Plan to terminate the Plan, in whole or in part, at any time subject to the provisions of ERISA. In the event that such termination occurs, the Trustee, in accordance with the Plan document, will distribute the net assets of the Plan in accordance with the provisions of ERISA.

6.   INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated August 26, 2005 stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the “IRC”) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. On June 12, 2003, the Company amended the Plan by adopting the Fidelity Prototype Corporate Plan for Retirement in order to maintain qualified status. The Plan Administrator has indicated that it will take the necessary steps to maintain the Plan’s qualified status.

7.   ADDITIONAL MUTUAL FUNDS

During 2005 and 2004, the Plan added the following mutual funds:

Effective August 1, 2005	Effective June 7, 2004
Rainier Small/Mid Cap Equity Portfolio	Fidelity Freedom 2005 Fund
Wells Fargo Advantage Small Cap Value Fund	Fidelity Freedom 2015 Fund
RS Value Fund	Fidelity Freedom 2025 Fund
Fidelity Value Fund	Fidelity Freedom 2035 Fund

Rainier Small/Mid Cap Equity Portfolio

This small/mid cap equity portfolio seeks to provide investors with maximum long-term capital appreciation. The investments selected for this portfolio are either included in the Russell 2000, 2500, or Midcap Index or have equity capitalizations within the ranges of these indices at the time of purchase.

Wells Fargo Advantage Small Cap Value Fund

This fund seeks long-term capital growth by investing primarily in undervalued stocks that have small market capitalizations and whose share prices do not fully reflect the values of the companies.

RS Value Fund

This fund seeks to increase shareholder capital over the long-term. It invests principally in equity securities of companies with market capitalizations between $1.0 billion and 120% of the market capitalization of the largest company included in the Russell Midcap Index that RS Investments believes are undervalued.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
NOTES TO FINANCIAL STATEMENTS (Continued)
DECEMBER 31, 2005

7.   ADDITIONAL MUTUAL FUNDS (Continued)

Fidelity Value Fund

This fund normally invests in common stocks of companies that possess valuable fixed assets or the Fidelity Management & Research Company believes are undervalued in the marketplace in relation to factors such as the issuing company’s assets, earnings or growth potential.

Fidelity Freedom Funds

The Fidelity Freedom funds invest in a combination of Fidelity equity, fixed-income, and money market funds and allocates its assets among these funds according to an asset allocation strategy. Once its target date is reached, each fund, except the Freedom Income Fund, continues becoming more conservative for 5 to 10 years until the asset mix is approximately the same as the Freedom Income Fund. Ultimately, the funds will merge.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
SCHEDULE H, LINE 4a—SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS
DECEMBER 31, 2005
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

	Total that Constitute Nonexempt Prohibited Transactions
Participant Contributions Transferred Late to Plan	Contributions not Corrected	Contributions Corrected Outside VFCP	Contributions Pending Correction in VFCP	Total Fully Corrected Under VFCP and PTE 2002-51
$261				$261

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
SCHEDULE H, LINE 4i—SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2005
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	(c) Description of Investments Including Maturity Date, Rate of Interest, Collateral, Par or Maturity Value	(d) Current Value
*	Fidelity Management And Research	Fidelity Magellan Fund	$19,802,719
*	Fidelity Management And Research	Univision Unitized Stock Fund	13,671,819
*	Fidelity Management And Research	Fidelity Blue Chip Growth Fund	13,139,438
*	Fidelity Management And Research	Fidelity Balanced Fund	11,473,223
*	Fidelity Management And Research	Fidelity Equity Income Fund	10,471,117
*	Fidelity Management And Research	Fidelity Retirement Money Market Portfolio	8,994,475
*	Fidelity Management And Research	Fidelity Diversified International Fund	8,038,824
	Janus Capital	Janus Twenty	7,419,277
*	Fidelity Management And Research	Fidelity Real Estate Investment Portfolio	6,982,521
*	Fidelity Management And Research	Fidelity Low Priced Stock Fund	6,885,832
*	Fidelity Management And Research	Fidelity Intermediate Bond Fund	5,702,301
	Morgan Stanley Investment Management Inc.	MSIFT Value Portfolio Adviser	4,383,659
*	Fidelity Management And Research	Fidelity Fund	4,100,488
*	Fidelity Management And Research	Fidelity Disciplined Equity Fund	3,937,177
*	Fidelity Management And Research	Fidelity OTC Portfolio	3,168,099
	Bamco, Inc.	Baron Growth Fund	3,094,596
*	Strategic Advisers, Inc.	Fidelity Freedom 2040 Fund	2,859,298
*	Strategic Advisers, Inc.	Fidelity Freedom 2020 Fund	2,431,348

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
SCHEDULE H, LINE 4i—SCHEDULE OF ASSETS (HELD AT END OF YEAR) (Continued)
DECEMBER 31, 2005
EMPLOYER IDENTIFICATION NUMBER 95-4398884
PLAN NUMBER 002

(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	(c) Description of Investments Including Maturity Date, Rate of Interest, Collateral, Par or Maturity Value	(d) Current Value
	Neuberger Berman Management Inc.	Neuberger Berman Partners Fund Trust	2,274,461
**	Allianz Global Investors Fund Management LLC	Allianz CCM Capital Appreciation Fund	1,759,862
*	Strategic Advisers, Inc.	Fidelity Freedom 2010 Fund	1,402,165
*	Strategic Advisers, Inc.	Fidelity Freedom 2030 Fund	1,158,002
*	Strategic Advisers, Inc.	Fidelity Freedom Income Fund	778,722
*	Strategic Advisers, Inc.	Fidelity Freedom 2000 Fund	693,483
	Wells Fargo Funds Management, LLC	Wells Fargo Advantage Small Cap Value Fund	525,866
	Rainier Investment Management, Inc.	Rainier Small/Mid Cap Equity Portfolio	388,070
*	Strategic Advisers, Inc.	Fidelity Freedom 2025 Fund	230,860
	RS Investment Management LP	RS Value Fund	185,218
*	Fidelity Management And Research	Fidelity Value Fund	152,818
*	Strategic Advisers, Inc.	Fidelity Freedom 2035 Fund	107,912
*	Strategic Advisers, Inc.	Fidelity Freedom 2015 Fund	47,397
*	Strategic Advisers, Inc.	Fidelity Freedom 2005 Fund	2,966
*	Participants’ Loans	Loans to participants with maturities not to exceed 10 years at interest rates from 4.5% to 11.5%	5,721,036
		Total investments	$151,985,049

*                    Represents a party-in-interest to the Plan.

**             Formerly PIMCO Advisors LP

The “Cost” column is not applicable because all of the Plan’s investment options are fully-participant directed.

SIGNATURE

The Plan.   Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN
	By:	/s/ PETER H. LORI
Peter H. Lori
Corporate Controller and Chief Accounting Officer
of Univision Communications Inc.
Date: June 29, 2006